SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2002

Asia Global Crossing Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30994	98-022-4159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8Par-la-Ville Road, Hamilton, Bermuda (Address of Principal Executive Offices)		HM 08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

Item 5. Other Events.

     On October 15, 2002, Asia Global Crossing Ltd. (“Asia Global Crossing”) issued a press release reporting, among other things, the following: (1) Asia Global Crossing will avail itself of a 30-day grace period for paying interest due October 15, 2002 on its $408 million of high yield bonds; (2) Asia Global Crossing’s second and third quarter 2002 preliminary, unaudited revenue, excluding the impact of reciprocal transactions and reflecting doubtful collectibility of amounts owed by Global Crossing Ltd.; (3) comparable restatement of Asia Global Crossing’s first quarter 2002 preliminary, unaudited revenue to remove the impact of reciprocal transactions and reflect doubtful collectibility of accounts receivable from Global Crossing Ltd.; and (4) Asia Global Crossing has not paid NEC or KDDI-SCS, two subsea cable contractors, for amounts due to such parties and as a result, such parties could take action requiring Asia Global Crossing to repay all amounts owed to these contractors.

     A copy of the Asia Global Crossing press release, dated October 15, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

99.1	Asia Global Crossing Ltd. Press Release, dated October 15, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ Charles F. Carroll

Name: Charles F. Carroll Title: General Counsel and Secretary

Dated: October 15, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Asia Global Crossing Ltd. Press Release, dated October 15, 2002